NEWS RELEASE

FOR IMMEDIATE RELEASE                       For additional information, contact:
Ginger Juhl
Juhl Communications
720.200.4082
ginger@juhlcommunications.com

Adera Mines Ltd., Inc. Announces Name Change

December 5, 2006. Chatsworth, CA. Adera Mines, Ltd. (AAML:OB) announced that it has received shareholder approval to change its corporate name to Chatsworth Data Solutions, Inc. The name change became effective December 1. The company trades on the OTC:BB under the new symbol CHWD.

Also, Chatsworth Data Solutions, Inc. (OTC:BB CHWD) announced that its wholly-owned subsidiary, Chatsworth Data Corporation, entered into an agreement December 1 with Bank of Oklahoma, N.A., a subsidiary of BOk Financial (BOKF), for a $3.0 million credit facility. Stewart Asbury, Chatsworth Data Corporation’s president stated, “We are very pleased to have the opportunity to enter into this agreement with Bank of Oklahoma. Since our Executive Chairman Sid L. Anderson and Chief Financial Officer Clayton E. Woodrum live in Tulsa, Bank of Oklahoma is a logical solution to serve our growing financial needs. Further, this credit facility will better position us to meet our corporate growth objectives and pursue acquisition opportunities to expand our product and service offerings.”

About Chatsworth

Located in Chatsworth, CA, Chatsworth Data Corporation has been trusted worldwide for 35 years as a leading provider of innovative, highly accurate and economically priced intelligent data capture technology. Chatsworth provides the front end optical mark sensing and image scanning systems designed to meet the forms capture and document management needs of value added resellers, system integrators and applications developers who embed Chatsworth technology into solutions tailored for several key markets. Chief among them are gaming, educational testing, elections, surveying, and intelligence gathering. Over a million reader and optical head assemblies have been sold by the Chatsworth to date, making Chatsworth one of the leading providers of forms-based data capture technology. Chatsworth also develops impact recording devices for packaging, shipping, insurance and transportation companies as well as organizations that manufacture fragile or sensitive products. Shares of Chatsworth Data Solutions, Inc. are traded on OTC:BB under the symbol CHWD. For more information, visit www.chatsworthdata.com.

About BOk Financial

BOk Financial is a regional financial services company that provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. Holdings include Bank of Albuquerque, N.A., Bank of Arizona, N.A., Bank of Arkansas, N.A., Bank of Oklahoma, N.A., Bank of Texas, N.A., Colorado State Bank & Trust, N,A., BOSC, Inc., the TransFund electronic funds network, Southwest Trust Company, N.A. and AXIA Investment Management, Inc. Shares of BOK financial are traded on the NASDAQ under the symbol BOKF. For more information, visit www.bokf.com.

Forward Looking Statements

This release and other materials released by Chatsworth Data Solutions, Inc. (the “Company”) regarding its activities and those of its wholly owned subsidiary Chatsworth Data Corporation from time to time contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the materials the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the sections of the Company’s reports filed or to be filed with the Securities and Exchange Commission entitled “Risk Factors”) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s reports filed with the Securities and Exchange Commission.

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